As filed with the Securities and Exchange Commission April 10, 1998
                Registration Statement No. ____________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 COMDISCO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                              36-2687938
(State of Incorporation)                    (I.R.S. Employer Identification No.)
                6111 North River Road, Rosemont, Illinois 60018
               (Address of Principal Executive Offices)(Zip Code)

                            COMDISCO RETIREMENT PLAN
                            (Full Title of the Plan)

                                 Philip A. Hewes
                           Senior Vice President/Legal
                                 Comdisco, Inc.
                              6111 North River Road
                            Rosemont, Illinois 60018
                     (Name and Address of Agent For Service)
                                 (847) 698-3000
          (Telephone Number, Including Area Code, of Agent For Service)

                         Calculation of Registration Fee
-------------- ----------- ----------- ---------------  ---------------------
Title of         Amount     Proposed   Proposed
Securities       to be      Maximum    Maximum
to be          Registered   Offering   Aggregate            Amount of
Registered       (1) (2)    Price Per  Offering           Registration
                            Share(3)   Price(3)                Fee
-------------- ----------- ---------- ---------------   ---------------------
Common Stock,   250,000     $42.1875   $10,546,875         $3,111.33
  $.10 Par


(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Comdisco Retirement Plan.

(2) Based on the estimated maximum number of shares issuable under the Plan as of April 3, 1998. This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Comdisco Retirement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Comdisco, Inc.

(3) Estimated solely for the purposes of calculating the registration fee as contemplated by Rule 457(c) and (h)(1) and based on the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on April 9, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         This Registration Statement on Form S-8 relates to the registration of shares of the common stock, $0.10 par value per share (the "Common Stock"), of Comdisco, Inc. (the "Company" or the "Registrant") to be issued in connection with the Comdisco Retirement Plan (the "Plan").

         The following documents or portions thereof, filed by the Company or the Plan with the Commission (File No. 1-7725), are incorporated in this Registration Statement by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and filed with the Commission on December 23, 1997;
         (b) The Company's Current Report on Form 8-K dated November 5, 1997, and filed with the Commission on November 5, 1997;
         (c) The Company's Current Report on Form 8-K dated November 5, 1997, and filed with the Commission on November 5, 1997;
         (d) The Company's Current Report on Form 8-K dated November 5, 1997, and filed with the Commission on November 6, 1997;
         (e) The Company's Current Report on Form 8-K dated November 12, 1997, and filed with the Commission on November 14, 1997;
         (f)      The  Company's  Current  Report on Form 8-K dated  January  7,
                  1998, and filed with the Commission on January 8, 1998;
         (g)      The Company's  Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997, and filed with the Commission on February 17, 1998; and
         (h) The description of the Common Stock and related Common Stock Purchase Rights included in the registration statements filed under the Securities Exchange Act of 1934, as amended (the
                  "Exchange Act"), under File No. 1-7725, including all amendments or reports filed for the purpose of updating such description.


         All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement including financial statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock being registered pursuant to this Registration Statement has been passed upon by Jeremiah Fitzgerald, Esq., Vice President and General Counsel of the Company, 6111 North River Road, Rosemont, Illinois 60018. As of the date of this Registration Statement, Mr. Fitzgerald owned 35,702 shares of Common Stock of the Company and had outstanding options to purchase 50,634 additional shares.




ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Article VII of the bylaws of the Registrant provides, in substance, that the Registrant will indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

         Also, as permitted by the DGCL, Article 13 of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of each director of the Registrant to the Registrant or its stockholders for monetary damages arising out of or resulting from any breach of his fiduciary duty as a director, except where such director (i) breached his duty of loyalty to the Registrant or its stockholders, (ii) failed to act in good faith or engaged in intentional misconduct or a knowing violation of the law, (iii) violated Section 174 of the DGCL or (iv) obtained an improper personal benefit.

         The Registrant maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities including, subject to certain exemptions, liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

         4.10 Restated Certificate of Incorporation of the Registrant (as amended to date) (hereby incorporated by reference to Exhibit
                  4.1 to the Registrant's Registration Statement on Forms S-8 and S-3, File No. 33-20715, filed March 8, 1988)

         4.20 Certificate of Designations with respect to the Company's 8 3/4% Cumulative Preferred Stock, Series A, as filed with the Secretary of State of the State of Delaware on September 18, 1992 (hereby incorporated by reference to Exhibit 4.1 filed with the Company's Current Report on Form 8-K dated September 17, 1992, as filed with the Commission October 9, 1992, File No. 1-7725)

         4.30 Certificate of Designations with respect to the Company's 8 3/4% Cumulative Preferred Stock, Series B, as filed with the Secretary of State of the State of Delaware on July 2, 1993 (hereby incorporated by reference to Exhibit 4.1 filed with the Company's Current Report on Form 8-K dated June 30, 1993, as filed with the Commission July 21, 1993, File No. 1-7725)

         4.40 Certificate of Designation, Preferences and Right of Series C Junior Participating Preferred Stock (hereby incorporated by reference to Exhibit 4.1 filed with the Company's Current Report on Form 8-K dated November 5, 1997, as filed with the Commission November 6, 1997, File No. 1-7725)

         4.50 By-Laws of Registrant dated November 4, 1997 (incorporated by reference to Exhibit 3.1 filed with the Company's Current Report on Form 8-K dated November 12, 1997, as filed with the Commission on November 14, 1997, File No. 1-7725)

         5.00     Opinion of Counsel

         23.10    Consent of Counsel  (contained in the opinion filed as Exhibit
                  5.00 to this Registration Statement)

         23.20    Consent of KPMG Peat Marwick LLP


         24.00 Power of Attorney (included on the signature page of this Registration Statement)

         The undersigned Registrant hereby undertakes to submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                  424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (c) To include any  material  information  with respect to the
                  plan  of  distribution   not  previously   disclosed  in  this
                  Registration Statement, or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois, on April 10, 1998.
                                 Comdisco, Inc.

                               By: /s/ Jack Slevin
                             Name: Jack Slevin, President
                        POWER OF ATTORNEY AND SIGNATURES
         Each person whose signature appears below constitutes and appoints Jack Slevin, John J. Vosicky, and Nicholas K. Pontikes, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 1998.

         Signature                                                         Title

/s/ Jack Slevin                              President, Chief Executive Officer,
Jack Slevin                                   Chairman of the Board and Director
                                                   (Principal Executive Officer)

/s/ John J. Vosicky                              Executive Vice President/ Chief
John J. Vosicky                                   Financial Officer and Director
                                                   (Principal Financial Officer)

/s/  David J. Keenan                        Senior Vice President and Controller
David J. Keenan                                   (Principal Accounting Officer)

/s/ Alan J. Andreini                                                   Director
Alan J. Andreini

/s/ Robert A. Bardagy                                                  Director
Robert A. Bardagy

/s/ C. Keith Hartley                                                   Director
C. Keith Hartley

/s/ Philip A. Hewes                                                    Director
Philip A. Hewes

/s/ Harry M. Jansen Kraemer, Jr.                                       Director
Harry M. Jansen Kraemer, Jr.

/s/ Rick Kash                                                          Director
Rick Kash

/s/ Carolyn L. Murphy                                                  Director
Carolyn L. Murphy

/s/ Thomas H. Patrick                                                  Director
Thomas H. Patrick

/s/ Nicholas K. Pontikes                                               Director
Nicholas K. Pontikes

/s/ William N. Pontikes                                                Director
William N. Pontikes

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrative Committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Rosement, State of Illinois, on April 10, 1998.


                                                    THE COMDISCO RETIREMENT PLAN


                                               By:  The Administrative Committee



                                               By:    /s/ Jeremiah M. Fitzgerald
                                                  Jeremiah M. Fitzgerald, Member



                                               By:      /s/ Kevin J. Reardon
                                                        Kevin J. Reardon, Member



                                                By:      /s/ James J. Hyland
                                                         James J. Hyland, Member